                                                                    Exhibit 20.2

                    Partners First Credit Card Master Trust
                             Monthly Trust Activity

A. Trust Level Activity
         Number of Days in Monthly Period                                                                 30
         Beginning Principal Receivables Balance                                            1,446,301,770.14
         Beginning Special Funding Account Balance                                                      0.00
         Beginning Principal Receivables + SFA Balance                                      1,446,301,770.14
         Beginning Finance Charge Receivables                                                  42,190,816.23
         Beginning Total Receivables                                                        1,488,492,586.37
         Special Funding Account Earnings                                                               0.00
         Finance Charge Collections                                                            17,426,827.24
         Interest/Fee Reversals (Wachovia accounts only)                                                0.00
         Interchange Collections                                                                3,484,380.11
         Collection Account Investment Proceeds                                                         0.00
         Recoveries treated as Finance Charge Collections                                               0.00
         Total Finance Charge Receivables Collections                                          20,911,207.35
         Principal Receivables Collections                                                    115,298,618.39
         Recoveries treated as Principal Collections                                              870,735.23
         Total Principal Receivables Collections                                              116,169,353.62
         Monthly Payment Rate (Principal plus Interest divided by Beg. Total Receivables)              8.92%
         Defaulted Amount (Net of Recoveries)                                                  12,007,920.31
         Annualized Default Rate                                                                       9.96%
         Trust Gross Yield                                                                            17.35%
         Aggregate Account Addition or Removal (Y/N)?                                                      N
         Date of Addition/Removal                                                                        N/A
         Principal Receivables at the end of the day of Addition/Removal                                 N/A
         SFA Balance at the end of the day of Addition/Removal                                           N/A
         Principal Receivables + SFA Balance at the end of the day of Addition/Removal                   N/A
         Ending Principal Receivables Balance                                               1,435,579,378.44
         Ending Special Funding Account (SFA) Balance                                                   0.00
         Ending Principal Receivables + SFA Balance                                         1,435,579,378.44
         Ending Finance Charge Receivables                                                     41,704,498.83
         Ending Total Receivables                                                           1,477,283,877.27
         Required Minimum Principal Balance (as of month end)                                 750,000,000.00

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                     Partners First Credit Card Master Trust
                             Monthly Trust Activity

B. Series Allocations
                                                                                Total                    1998-3
         Group                                                                                             1
         Class A Initial Invested Amount                                            528,000,000.00           528,000,000.00
         Class B Initial Invested Amount                                            113,000,000.00           113,000,000.00
         Collateral Initial Invested Amount                                          67,000,000.00            67,000,000.00
         Class D Initial Invested Amount                                             42,000,000.00            42,000,000.00
         Total Initial Invested Amount                                              750,000,000.00           750,000,000.00
         Required Transferor Amount (per definition)                                 52,500,000.00            52,500,000.00
         Initial Invested Amount + Req Transf Amount                                802,500,000.00           802,500,000.00
         Series Allocation Percentage                                                       100.00%                  100.00%
         Series Allocable Finance Charge Collections                                 20,911,207.35            20,911,207.35
         Series Allocable Principal Collections                                     116,169,353.62           116,169,353.62
         Series Allocable Defaulted Amounts                                          12,007,920.31            12,007,920.31
         Series Allocable Servicing Fee                                               1,250,000.00             1,250,000.00
         In Revolving Period?                                                                                             Y
         Available for Principal Sharing Series                                      66,468,117.12            66,468,117.12
         Principal Shortfall                                                                  0.00                     0.00
         Allocation of Shared Principal Collections                                           0.00                     0.00
         Available for Excess Allocation Series                                       2,134,940.08             2,134,940.08
         Finance Charge Shortfall                                                             0.00                     0.00
         Allocation of Excess Finance Charge Collections                                      0.00                     0.00


B. Series Allocations

         Amounts Due                                                                                     1998-3
                    Transferor's Percentage                                                                           48.14%
                    Principal Allocation Percentage                                                                   51.86%
                    Principal Collections                                                                     60,241,242.19
                    Floating Allocation Percentage                                                                    51.86%
                    Class A Certificate Rate                                                                        1.99000%
                    Class B Certificate Rate                                                                        2.22000%
                    CIA Certificate Rate                                                                            2.83500%
                    CIA Secured Loan Spread Rate                                                                    2.58500%
                    Class D Certificate Rate                                                                        0.00000%
                    Class A Interest                                                                             875,600.00
                    Class B Interest                                                                             209,050.00
                    Collateral Monthly Interest                                                                  158,287.50
                    Class D Interest                                                                                   0.00
                    Investor Monthly Interest                                                                  1,242,937.50
                    Investor Default Amount (Net of Recoveries)                                                6,226,874.93
                    Interchange Collections                                                                    1,806,874.01
                    0.75% of Interchange                                                                         468,750.00
                    Servicer Interchange                                                                         468,750.00

                    Monthly Servicing Fee (Before Adjustments)                                                 1,250,000.00
                        Interchange Adjustment                                                                         0.00
                        SFA Adjustment                                                                                 0.00
                        Previous Period Adjustment                                                                     0.00
                    Total Monthly Servicing Fee (After all adjustments)                                        1,250,000.00

C. Calculation of Redirected Investor Finance Charge Collections ("Socialism")
                                                                                Group I                  1998-3
         Beginning Invested Amount (Month)                                          750,000,000.00           750,000,000.00
         Finance Charge Collections                                                  10,843,798.88            10,843,798.88
         Reserve Account Interest                                                         5,021.90                 5,021.90
         PFA Proceeds                                                                         0.00                     0.00
         Total Finance Charge Collections                                            10,848,820.78            10,848,820.78
         Investor Monthly Interest                                                    1,242,937.50             1,242,937.50
         Investor Default Amount                                                      6,226,874.93             6,226,874.93
         Monthly Servicing Fee                                                        1,250,000.00             1,250,000.00
         Additional Amounts                                                                   0.00                     0.00
         Total Amount Due                                                             8,719,812.43             8,719,812.43
         Group Excess?                                                                           Y
         Amount per 4.10(A)                                                                                    1,242,937.50
         Amount per 4.10(B)             used in a                                                              6,226,874.93
         Amount per 4.10(C)      shortfall scenario only                                                       1,250,000.00
         Amount per 4.10(D)                                                                                            0.00
         Redirected Finance Charge Collections                                       10,848,820.78            10,848,820.78
         Amount of funds redistributed per 4.10                                                                        0.00
         Redirected Finance Charge Collections - PFA Proceeds (Class A available funds)                       10,848,820.78

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                    Partners First Credit Card Master Trust
                             Monthly Trust Activity

D. Trust Performance
         30-59 Days Delinquent                         25,225,943.26       1.76%
         60-89 Days Delinquent                         16,790,480.30       1.17%
         90+ Days Delinquent                           33,624,073.62       2.34%
         Total 30+ Days Delinquent                     75,640,497.18       5.27%



         First USA Bank, N.A.
         as Servicer

         by: /s/ Tracie H. Klein
             ------------------------
         Name:  Tracie H. Klein
         Title:  First Vice President

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